EXHIBIT 32.1

In connection with the accompanying Quarterly Report of Stalar 2, Inc. (the "Company") on Form 10-Q for the quarter ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven R. Fox, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2010	/s/ Steven R. Fox
Steven R. Fox, President
(as Principal Executive Officer and Principal
Financial Officer)